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                                                                  EXHIBIT 10.16


                                  CLASS A NOTE


$100.00                                         Dated:  As of September 29, 1995
                                                         Los Angeles, California



     For value received and intending to be legally bound, Poly U/A Systems, Inc., a Delaware corporation ("Debtor"), promises to pay to International Remote Imaging Systems, Inc., a Delaware corporation ("Lender"), the principal amount of One Hundred Dollars ($100.00) without interest on the one hundred twenty first (121st) day after termination of the Research and Development Agreement by and between Debtor and Lender to be entered into at the closing of the offering by Debtor of Units, each Unit consisting of two thousand shares of callable common stock, $.01 par value, of Debtor and one warrant, each warrant entitling the holder thereof to purchase four thousand shares of common stock, $.01 par value, of Lender.

     Debtor's obligations under this Class A Note shall be unconditional. This Class A Note may not be prepaid in whole or in part for any reason.

     Failure to pay any amount due under this Class A Note within five (5) days after such amount becomes due shall constitute an event of default. Upon an event of default, all sums due under this Class A Note shall become due and payable, and commencing on the date such default occurs, shall bear and accrue interest at a rate equal to the lesser of (i) ten percent (10%) per annum or
(ii) the maximum rate permissible under applicable law.

     Debtor shall not, without the consent of Lender, while this Class A Note is outstanding, (i) issue (by sale or otherwise) any shares of its capital stock,
(ii) merge, consolidate or reorganize with or into any other corporation or other entity, (iii) sell, lease, transfer or otherwise dispose of all or substantially all of its assets, (iv) declare or pay dividends, (v) redeem, retire, repurchase or otherwise reacquire any shares of its capital stock, (vi) borrow any funds in the aggregate in excess of Twenty-Five Thousand Dollars ($25,000.00), (vii) grant any options, warrants or other rights with respect to its capital stock, (viii) undertake any voluntary dissolution or liquidation,
(ix) amend its Certificate of Incorporation or (x) commit to take any of the foregoing actions.

     This Class A Note may not be assigned or otherwise transferred, except that Lender may, without the prior written consent of Debtor, assign or otherwise transfer this Class A Note, by operation of law or otherwise, (a) to any person or entity to which Lender has assigned, sold, leased, transferred or otherwise disposed of all or substantially all of the assets of Lender, (b) to any successor corporation resulting from any merger or consolidation of Lender with or into another corporation or (c) to any wholly-owned subsidiary of Lender. Lender shall provide written notice to Debtor of any such assignment or transfer setting forth the identity and address of the assignee or transferee and summarizing the terms of the assignment or transfer.


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     Subject to the foregoing, this Class A Note shall inure to the benefit of
Lender and shall be binding upon Debtor and its permitted successors and assigns. This Note is Debtor's Class A Note referenced in Article FIVE of the Certificate of Incorporation of the Debtor filed with the Secretary of the State of the State of Delaware on the 16th day of June, 1995, and is entitled to the benefits thereof. This Class A Note shall be governed by and construed under the laws of the State of Delaware.


                              INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.



                              By:
                                  ---------------------------------------------
                                   Fred H. Deindoerfer, Chairman of the Board,
                                   President and Chief Executive Officer


                              POLY U/A SYSTEMS, INC.



                              By:
                                  ---------------------------------------------
                                   Fred H. Deindoerfer, President


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